Exhibit 10.5

Purchase Order

Seller: Shenzhen Yuanmao Electronic Hardware Co., Ltd.

Address: 63 2nd Industrial Park, Shuitianshilong Road, ShiYan Town, Bao’An district Shenzhen, China

Buyer: Dongguan AIVtech Co., Ltd.

Address: 78 WenQuan South Road, Shilong Town Dongguan China

Pursuant to the Contract Law of the People’s Republic of China, the seller and the buyer mutually agree as follows:

Contract date:  May 24, 2010

Product:  AC adapter

Amount:  CNY 2,246,536.50

Delivery time: Subject to the agreed date

Other terms:

a.	The seller shall be responsible for the quality of products.

b.	The buyer shall make the payment within 30 days after arrival.

Seller	Buyer

Shenzhen Yuanmao Electronic Hardware Co., Ltd.	Dongguan AIVtech Co., Ltd.

Date: March 24, 2010	Date: March 24, 2010